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                                                                    Exhibit 23.1

The Board of Directors
FirstFederal Financial Services Corp and Subsidiaries:

We consent to incorporation by reference in the registration statements (No. 33-48246, No. 33-87046, No. 333-37305, No. 333-37219, and No. 333-24707) on
Form S-8 of FirstFederal Financial Services Corp of our report dated February 6, 1998, relating to the consolidated balance sheets of FirstFederal Financial Services Corp and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of income, changes in shareholders' equity, and cash flows for the years then ended, which report appears in the December 31, 1997 annual report on Form 10-K of FirstFederal Financial Services Corp.

Our report refers to the adoption of the provisions of the Financial Accounting Standard Boards' Statement of Financial Accounting Standards No. 125, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, in 1997.

/s/ KPMG Peat Marwick LLP

Cleveland, Ohio
March 25, 1998